UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2013

(Date of Earliest Event Reported)

VISION DYNAMICS CORPORATION

(Formerly Blackbox Semiconductor, Inc.)

Nevada (State or other jurisdiction of incorporation)	000-52982 (Commission File Number)	74-3197968 (I.R.S. Employer Identification No.)

1462 Erie Boulevard

Schenectady, New York 12305

 (Address of principal executive offices)

(518) 935-2830

 (Registrant's telephone number, including area code)

_____________________________________________

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

(a) and (b) Changes in Independent Registered Public Accounting Firm

On February  1, 2013, Hamilton P.C. (“HAMILTON”), our independent registered public accounting firm, submitted a resignation letter, informing the Company that their firm was discontinuing their SEC audit practice.

The audit reports of HAMILTON on our consolidated financial statements as of and for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2011 and December 31, 2010 and through February 1, 2013, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with HAMILTON on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HAMILTON, would have caused HAMILTON to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses described above.

On February 11, DKM Certified Public Accountants (“DKM”) has been appointed to serve as the Company’s independent registered public accounting firm with respect to the audit of the Company’s financial statements for the fiscal year ended December 31, 2012.  On February 11, DKM completed its customary client acceptance procedures and entered into an engagement letter with the Company.

Item 9.  Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION DYNAMICS CORPORATION

Date:  February 3, 2014

By:  /s/ Luis Leung

Name: Luis Leung

Title: CEO